Exhibit 5.1

Our Ref: MYN:917209

22 February 2019

The Directors

Naked Brand Group Limited

Building 7C, 2 Huntley Street

Alexandria NSW 2015

Australia

Dear Sirs

Naked Brand Group Limited

We have been requested to provide a legal opinion in respect to the issue by Naked Brand Group Limited (Company) of ordinary shares in accordance with the Company’s registration statement (Registration Statement) on Post-Effective Amendment No. 1 to Form F-1 to be filed with the United States Securities and Exchange Commission (SEC) under the United States Securities Act of 1933, as amended, covering the resale by the Selling Shareholders (as defined in the Registration Statement) of up to 11,170,708 ordinary shares, no par value, of the Company (Ordinary Shares) and up to 1,293,892 Ordinary Shares issuable upon exercise of warrants (Warrant Shares) which may be sold from time to time by three of the Selling Shareholders.

1.	Documents

We have examined and relied on copies, drafts or conformed copies of the following documents:

(a)	a draft of the Registration Statement (excluding exhibits) dated 22 February 2019;

(b)	a search in respect of the Company of the companies database maintained by the Australian Securities and Investments Commission as at 1 February 2019;

(c)	the Certificate of Registration dated 11 May 2017, which certifies that the Company is a registered company under the Corporations Act 2001 (Cth) and is taken to be registered in the State of New South Wales in Australia;

(d)	the Certificate of Registration on Change of Name dated 13 June 2018, which certifies that the Company changed its name to Naked Brand Group Limited on the date of such certificate;

(e)	the Constitution of the Company;

Adelaide
Brisbane
Canberra
Melbourne
Norwest
Perth
Sydney

ABN 37 246 549 189

Level 14, Australia Square, 264-278 George Street, Sydney NSW 2000 Australia	Telephone +61 2 9334 8555 Facsimile 1300 369 656 (Australia)
GPO Box 5408, Sydney NSW 2001 Australia DX 129 Sydney	+61 2 8507 6584 (International) hwlebsworth.com.au

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(f)	a special resolution of the sole shareholder of the Company dated 19 June 2018 whereby the Company adopted the Constitution referred to in paragraph 1(e) above;

(g)	the Register of Members of the Company as at the date of this document;

(h)	the Register of Warrant Holders of the Company as at the date of this document; and

(i)	circular resolutions of directors of the Company relating to the issue of the Ordinary Shares and Warrant Shares and the accuracy of the Register of Members and Register of Warrant Holders of the Company.

2.	Opinion

On the basis of the assumptions, qualifications and terms set out in this opinion, we are of the opinion that:

(a)	(incorporation) the Company is a corporation duly registered and validly existing under the Corporations Act 2001 (Cth) and is capable of suing and being sued in its corporate name;

(b)	(registration) the Ordinary Shares are registered on the Register of Members of the Company as contemplated by the Registration Statement;

(c)	(Ordinary Shares validly issued) the Ordinary Shares are validly allotted and issued and fully paid; and

(d)	(Warrant Shares validly issued) upon issue in accordance with the Constitution of the Company and registration on the Register of Members of the Company, the Warrant Shares will be validly allotted and issued and fully paid.

3.	Assumptions

We have assumed:

(a)	the authenticity of all signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all non-original or incomplete documents submitted to us;

(c)	the Register of Members of the Company is up to date and has been correctly completed in accordance with the Constitution of the Company and the Corporations Act 2001 (Cth);

(d)	the Register of Warrants of the Company is up to date and has been correctly completed in accordance with the Constitution of the Company and the Corporations Act 2001 (Cth);

(e)	the holders of the warrants relating to the Warrant Shares have become entitled to be issued the Warrant Shares in accordance with the terms on which the Warrant Shares are to be allotted and issued and the board of directors of the Company has approved the allotment and issue of the Warrant Shares;

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(f)	the board of directors of the Company has approved the allotment and issue of the Ordinary Shares in accordance with the Constitution of the Company;

(g)	each holder of the Ordinary Shares has fully paid the amount payable to the Company for their Ordinary Shares;

(h)	upon issue, each holder of the Warrant Shares will have fully paid the amount payable to the Company for their Warrant Shares;

(i)	that any document recording the authorisation of the transactions contemplated by the Registration Statement, including the issue of the Ordinary Shares, is a true, complete and accurate record of an authorisation which is valid in all respects;

(j)	that all authorisations, approvals or licences required under any law (including any Relevant Law (as defined below)) for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Registration Statement have been obtained, remain valid and subsisting and have been complied with;

(k)	that no law or official directive of any jurisdiction, other than a Relevant Jurisdiction (as defined below), affects any of the opinions expressed;

(l)	that the implementation of the transactions or matters contemplated by the Registration Statement will not involve an illegal purpose under any law, including any Relevant Law (as defined below);

(m)	the Ordinary Shares have been, or will be, duly registered, and will continue to be registered, in the Company’s Register of Members, as we have only examined a copy of the Register of Members;

(n)	the Warrant Shares will be, duly registered, and will continue to be registered, in the Company’s Register of Members, upon exercise of the warrants relating to the Warrant Shares;

(o)	the details revealed by our search of public registers maintained by governmental or other regulatory authorities are true and correct and up to date at the date of our search and have been properly and accurately recorded in those registers by those authorities. We note that ASIC expressly disclaims any liability arising from the use of its service;

(p)	that the Registration Statement has not been amended in any material respect to the draft provided to us and that it was duly filed with the SEC;

(q)	insofar as any obligation under any document examined is to be performed in any jurisdiction other than a Relevant Jurisdiction (as defined below), its performance will not be illegal or unenforceable under the law of that jurisdiction;

(r)	that the formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

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4.	Qualifications

This opinion is subject to the following qualifications:

(a)	this opinion is given only in respect to the laws of the Commonwealth of Australia in force as at 9:00am (AEDT) on the date of this opinion (Relevant Jurisdiction); and

(b)	we express no opinion as to:

(i)	the laws of any jurisdictions other than the laws of the Relevant Jurisdiction (Relevant Law);

(ii)	the implications of any pending or foreshadowed legislative amendment or proposal in the Relevant Jurisdiction;

(iii)	factual or commercial matters; or

(iv)	taxation, including the effect of any Relevant Laws relating to taxation (including, without limitation, the imposition or payment of any stamp duty in connection with the transactions contemplated in the Registration Statement).

5.	Benefit and reliance

5.1	This opinion is issued to the Company only for the Company’s sole benefit and may not, without our prior written consent, be:

(a)	used or relied on by another person or used or relied upon for any other purpose. We expressly exclude any duty to any person other than the addressee in relation to this opinion, unless otherwise agreed by us in writing;

(b)	transmitted or disclosed to another person, except:

(i)	to persons who in the ordinary course of the Company’s business have access to the Company’s papers and records on the basis that they will make no further disclosure;

(ii)	if required by law or in accordance with an official directive; or

(iii)	in connection with any litigation in relation to the documents mentioned in this document; or

(c)	filed with a government or other agency or person or quoted or referred to in a public document.

5.2	This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

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5.3	No assumption or qualification in this opinion limits any other assumption or qualification in it.

5.4	We have not provided, and are not required to provide, advice on the legal effect of any of the assumptions or qualifications in this opinion. Persons entitled to rely on this opinion should obtain their own legal advice on the effect, completeness and extent of application of those assumptions and qualifications.

This opinion is governed by the laws of New South Wales, Australia. We are under, and assume, no obligation to inform you of, or advise you on, any future changes to these or any other laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully

/s/ HWL Ebsworth Lawyers

HWL Ebsworth Lawyers

Partner: Matthew Nelson

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